Exhibit 99.1

NEWS RELEASE

NuVasive Announces Fourth Quarter and Full Year 2019 Financial Results

Company provides 2020 guidance

SAN DIEGO – February 20, 2020 – NuVasive, Inc. (NASDAQ: NUVA), the leader in spine technology innovation, focused on transforming spine surgery with minimally disruptive, procedurally integrated solutions, today announced financial results for the quarter and full year ended Dec. 31, 2019.

Fourth Quarter 2019

•	Revenue increased 7.6% to $310.4 million, or 7.8% on a constant currency basis;
•	GAAP operating margin of 13.6%; Non-GAAP operating margin of 16.4%; and
•	GAAP diluted earnings per share of $0.55; Non-GAAP diluted earnings per share of $0.73.

Full Year 2019

•	Revenue increased 6.0% to $1.168 billion, or 6.6% on a constant currency basis;
•	GAAP operating margin of 10.5%; Non-GAAP operating margin of 15.8%; and
•	GAAP diluted earnings per share of $1.23; Non-GAAP diluted earnings per share of $2.47.

“NuVasive delivered strong financial results in 2019 with consistent, above-market growth of 6.0% over prior year,” said J. Christopher Barry, chief executive officer of NuVasive. “In 2020, our primary growth drivers include continuing to lead in lateral spine surgery, further innovation in targeted spine segments and achieving scale in key global markets to drive value and deliver on our long-term commitments.”

A full reconciliation of GAAP to non-GAAP financial measures can be found in the tables of this news release.

Fourth Quarter 2019 Results

NuVasive reported fourth quarter 2019 total revenue of $310.4 million, a 7.6% increase compared to $288.3 million for the fourth quarter 2018. On a constant currency basis, fourth quarter 2019 total revenue increased 7.8% compared to the same period last year.

For the fourth quarter 2019, both GAAP and non-GAAP gross profit was $227.1 million and GAAP and non-GAAP gross margin was 73.2%. These results compared to GAAP and non-GAAP gross profit of $202.2 million and GAAP and non-GAAP gross margin of 70.1%, for the fourth quarter 2018.

The Company reported GAAP net income of $29.9 million, or diluted earnings per share of $0.55, for the fourth quarter 2019 compared to GAAP net income of $12.2 million, or diluted earnings per share of $0.23, for the fourth quarter 2018. On a non-GAAP basis, the Company reported net income of $38.5 million, or diluted earnings per share of $0.73, for the fourth quarter 2019 compared to non-GAAP net income of $36.1 million, or diluted earnings per share of $0.69, for the fourth quarter 2018.

Full Year 2019 Results

NuVasive reported full year 2019 total revenue of $1.168 billion, a 6.0% increase compared to $1.102 billion for the full year 2018. On a constant currency basis, full year 2019 total revenue increased 6.6% compared to the full year 2018.

For the full year 2019, both GAAP and non-GAAP gross profit was $855.7 million and GAAP and non-GAAP gross margin was 73.3%. These results compared to GAAP and non-GAAP gross profit of $790.6 million and $791.6 million, respectively, and GAAP and non-GAAP gross margin of 71.8% and 71.9%, respectively, for the full year 2018. For the full year 2019, GAAP and non-GAAP operating expenses were $732.7 million and $670.7 million, respectively. These results compared to GAAP and non-GAAP operating expenses of $736.4 million and $624.8 million, respectively, for the full year 2018.

The Company reported GAAP net income of $65.2 million, or diluted earnings per share of $1.23, for the full year 2019 compared to GAAP net income of $12.5 million, or diluted earnings per share of $0.24, for the full year 2018. On a non-GAAP basis, the Company reported net income of $129.8 million, or diluted earnings per share of $2.47, for the full year 2019 compared to non-GAAP net income of $116.6 million, or diluted earnings per share of $2.23, for the full year 2018.

Annual Financial Guidance for 2020

The company estimates full year 2020 revenue growth to be in the range of 4.0% to 6.0%, GAAP diluted earnings per share in the range of $1.15 to $1.25 and non-GAAP diluted earnings per share in the range of $2.55 to $2.65.

2020 Guidance Range [1]
		GAAP	Non-GAAP
	Total Revenue Growth	4.0% - 6.0%	4.0% - 6.0%
	U.S. Spinal Hardware	5.0% - 7.0%	5.0% - 7.0%
	U.S. Surgical Support	(3.0%) - 1.0%	(3.0%) - 1.0%
	International	10.0% - 12.0%	10.0% - 12.0%
	Operating margin	10.1% - 10.5%	15.8% - 16.2%
	Diluted earnings per share	$1.15 - 1.25	$2.55 - 2.65

[1]	Guidance reflects the range provided February 20, 2020.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section of the Company's website at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS

		2019 Actuals [1]	2020 Guidance Range [1,2]
	GAAP diluted earnings per share	$1.23	$1.15 - 1.25
	Impact of change to diluted share count [3]	0.01	0.05 - 0.10
	Amortization of intangible assets	0.97	0.95 - 1.00
	Non-cash interest expense on convertible notes	0.33	0.30 - 0.35
	European medical device regulation [4]	0.10	0.15 - 0.20
	Other [5]	0.20	0.15 - 0.20
	Tax effect of adjustments [6]	(0.38)	(0.30) - (0.35)
	Non-GAAP diluted earnings per share	$2.47	$2.55 - 2.65

[1]	Items may not foot due to rounding.
[2]	Guidance reflects the range provided February 20, 2020.
[3]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.
[4]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[5]

Includes costs associated with certain ongoing litigation related expenses and settlements, net losses on strategic investments and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables for further detail.

[6]	Represents the impact from tax affecting the adjustments above at their statutory tax rate.

Reconciliation of Full Year Operating Margin %

		2019 Actuals [1]	2020 Guidance Range [1,2]
	GAAP operating margin %	10.5%	10.1% - 10.5%
	Amortization of intangible assets	4.4%	4.2% - 4.3%
	European medical device regulation [3]	0.4%	0.7% - 0.9%
	Other [4]	0.5%	0.7% - 0.9%
	Non-GAAP operating margin %	15.8%	15.8% - 16.2%

[1]	Items may not foot due to rounding.
[2]	Guidance reflects the range provided February 20, 2020.
[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Includes costs associated with certain ongoing litigation related expenses and settlements and business transition costs. See Reconciliation of GAAP to Non-GAAP Financial Measures tables for further detail.

Reconciliation of GAAP to Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP diluted earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating margin, which exclude amortization of intangible assets, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses from strategic investments, and non-cash interest expense (excluding debt issuance cost). Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency utilizes an exchange rate that eliminates fluctuations when calculating financial performance numbers. The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, business transition costs, purchased in-process research and development, one-time restructuring and related items in connection with acquisitions, investments and divestitures, non-recurring consulting fees, certain litigation expenses and settlements, certain European medical device regulation costs, gains and losses on strategic investments, and other significant one-time items.

Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company's current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	For the Three Months Ended December 31, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$227,098	$42,166	$29,876	$0.55	54,638	$29,876
	% of revenue	73.2%	13.6%
	Amortization of intangible assets		12,599	12,599
	Litigation related expenses and settlements [1]		818	818			818
	Business transition costs [2]		(7,141)	(7,141)			(7,141)
	European medical device regulation [3]		2,384	2,384			2,384
	Non-cash interest expense on convertible notes			4,492
	Tax effect of adjustments [4]			(4,513)
	Interest expense/(income), net						9,147
	Income tax expense						3,271
	Depreciation and amortization						34,348
	Non-cash stock based compensation						10,285
	Adjusted Non-GAAP	$227,098	$50,826	$38,515	$0.73	52,979	$82,988
	% of revenue	73.2%	16.4%				26.7%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~19% on a GAAP basis and ~21% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2019
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$855,713	$123,050	$65,234	$1.23	53,160	$65,234
	% of revenue	73.3%	10.5%
	Amortization of intangible assets		51,097	51,097
	Litigation related expenses and settlements [1]		7,794	7,794			7,794
	Business transition costs [2]		(1,995)	(1,995)			(1,995)
	European medical device regulation [3]		5,069	5,069			5,069
	Non-cash interest expense on convertible notes			17,617
	Net loss on strategic investments			4,767			4,767
	Tax effect of adjustments [4]			(19,782)
	Interest expense/(income), net						36,608
	Income tax expense						15,283
	Depreciation and amortization						135,593
	Non-cash stock based compensation						30,732
	Adjusted Non-GAAP	$855,713	$185,015	$129,801	$2.47	52,629	$299,085
	% of revenue	73.3%	15.8%				25.6%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~19% on a GAAP basis and ~21% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Three Months Ended December 31, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [5]	Net Income to Adjusted EBITDA
	Reported GAAP	$202,198	$25,856	$12,157	$0.23	52,530	$12,157
	% of revenue	70.1%	9.0%
	Amortization of intangible assets		13,268	13,268
	Litigation related expenses and settlements [1]		2,750	2,750			2,750
	Business transition costs [2]		3,779	3,779			3,779
	European medical device regulation [3]		373	373			373
	Non-cash interest expense on convertible notes			4,262
	Net gain on strategic investments			(30)			(30)
	Tax effect of adjustments [4]			(444)
	Interest expense/(income), net						9,193
	Income tax expense						4,175
	Depreciation and amortization						33,356
	Non-cash stock based compensation						3,699
	Adjusted Non-GAAP	$202,198	$46,026	$36,115	$0.69	52,471	$69,452
	% of revenue	70.1%	16.0%				24.1%

[1]	Represents expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[3]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[4]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis.

[5]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

	For the Year Ended December 31, 2018
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(Unaudited - in thousands, except per share data)

		Gross Profit	Operating Profit	Net Income	Diluted EPS	Diluted WASO [8]	Net Income to Adjusted EBITDA
	Reported GAAP	$790,555	$54,168	$12,479	$0.24	52,355	$12,479
	% of revenue	71.8%	4.9%
	Non-cash purchase accounting adjustments on acquisitions [1]	1,080	1,080	1,080			1,080
	Non-recurring consulting fees [2]		6,084	6,084			6,084
	Amortization of intangible assets		50,670	50,670
	Litigation related expenses and settlements [3]		34,052	34,052			34,052
	Business transition costs [4]		11,473	11,473			11,473
	Purchase of in-process research and development [5]		8,913	8,913			8,913
	European medical device regulation [6]		373	373			373
	Non-cash interest expense on convertible notes			16,722
	Net loss on strategic investments			3,837			3,837
	Tax effect of adjustments [7]			(29,126)
	Interest expense/(income), net						37,271
	Income tax benefit						(3,756)
	Depreciation and amortization						129,765
	Non-cash stock based compensation						25,761
	Adjusted Non-GAAP	$791,635	$166,813	$116,557	$2.23	52,178	$267,332
	% of revenue	71.9%	15.1%				24.3%

[1]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[2]	Non-recurring consulting fees associated with the implementation of our state tax-planning strategy.
[3]

Represents the loss recorded in connection with the settlement of the Madsen Medical, Inc. litigation matter, as well as expenses associated with certain ongoing litigation matters, including infringement of the Company’s intellectual property.

[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs, contingent consideration fair value adjustments, and other costs directly associated with such activities.

[5]	Purchase of an in-process research and development asset which had no future alternative use.
[6]	Represents costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with European medical device regulation.
[7]

Represents the impact from tax affecting the adjustments above at their statutory tax rate. The impact of these adjustments to the tax rate results in an annual tax rate of ~43% benefit on a GAAP basis and ~18% on a non-GAAP basis.

[8]	Adjusted non-GAAP diluted WASO excludes the impact of dilutive convertible notes for which the Company is economically hedged through its anti-dilutive bond hedge arrangements.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the fourth quarter and full year 2019. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through March 20, 2020. In addition, a telephone replay of the call will be available until February 27, 2020. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13698333.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is the leader in spine technology innovation, focused on transforming spine surgery and beyond with minimally disruptive, procedurally integrated solutions designed to deliver reproducible and clinically proven surgical outcomes. The Company's portfolio includes access instruments, implantable hardware, biologics, software systems for surgical planning, navigation and imaging solutions, magnetically adjustable implant systems for spine and orthopedics, and intraoperative monitoring service offerings. With more than $1 billion in revenue, NuVasive has approximately 2,800 employees and operates in more than 50 countries serving surgeons, hospitals and patients. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward looking statements. In addition, this news release contains selected financial results from the fourth quarter and full year 2019, as well as projections for 2020 financial guidance and longer-term financial performance goals. The Company’s results for the fourth quarter and full year 2019 are prior to the completion of review and audit procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2020 financial guidance and longer-term financial performance goals represent initial estimates, and are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company’s surgical products and procedures by spine surgeons and hospitals, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive’s products, the Company’s ability to adequately manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)
Revenue
Product revenue	$279,234	$258,226	$1,044,611	$986,458
Service revenue	31,120	30,101	123,459	115,256
Total revenue	310,354	288,327	1,168,070	1,101,714
Cost of revenue (excluding below amortization of intangible assets)
Cost of products sold	63,211	66,375	232,474	234,509
Cost of services	20,045	19,754	79,883	76,650
Total cost of revenue	83,256	86,129	312,357	311,159
Gross profit	227,098	202,198	855,713	790,555
Operating expenses:
Sales, marketing and administrative	160,365	142,201	611,181	575,836
Research and development	19,109	17,094	72,380	61,695
Amortization of intangible assets	12,599	13,268	51,097	50,670
Purchase of in-process research and development	—	—	—	8,913
Litigation liability loss	—	—	—	27,800
Business transition costs	(7,141)	3,779	(1,995)	11,473
Total operating expenses	184,932	176,342	732,663	736,387
Interest and other expense, net:
Interest income	561	206	1,917	586
Interest expense	(9,708)	(9,399)	(38,525)	(37,857)
Other (expense) income, net	128	(331)	(5,925)	(8,174)
Total interest and other expense, net	(9,019)	(9,524)	(42,533)	(45,445)
Income before income taxes	33,147	16,332	80,517	8,723
Income tax (expense) benefit	(3,271)	(4,175)	(15,283)	3,756
Consolidated net income	$29,876	$12,157	$65,234	$12,479

Net income per share:
Basic	$0.57	$0.24	$1.26	$0.24
Diluted	$0.55	$0.23	$1.23	$0.24
Weighted average shares outstanding:
Basic	52,117	51,504	51,956	51,382
Diluted	54,638	52,530	53,160	52,355

NuVasive, Inc.
Consolidated Balance Sheets
(in thousands, except par values and share amounts)

	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$213,034	$117,840
Accounts receivable, net of allowances of $17,019 and $16,171, respectively	211,532	196,487
Inventory, net	312,419	273,244
Prepaid income taxes	10,434	16,905
Prepaid expenses and other current assets	16,917	13,733
Total current assets	764,336	618,209
Property and equipment, net	266,318	238,841
Intangible assets, net	201,092	252,048
Goodwill	561,064	561,366
Operating lease right-of-use assets	66,932	—
Deferred tax assets	9,162	5,263
Restricted cash and investments	1,494	2,395
Other assets	14,892	29,737
Total assets	$1,885,290	$1,707,859
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$97,160	$107,292
Contingent consideration liabilities	15,727	7,560
Accrued payroll and related expenses	86,458	59,960
Operating lease liabilities	5,567	—
Income tax liabilities	2,005	4,648
Total current liabilities	206,917	179,460
Senior Convertible Notes	623,298	602,526
Deferred and income tax liabilities	14,655	4,964
Operating lease liabilities	73,153	—
Other long-term liabilities	52,060	86,384
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at December 31, 2019 and December 31, 2018, 57,524,658 and 56,648,077 issued and outstanding at December 31, 2019 and December 31, 2018, respectively	62	61
Additional paid-in capital	1,429,854	1,397,829
Accumulated other comprehensive loss	(9,418)	(8,628)
Retained earnings	82,475	17,241
Treasury stock at cost; 5,379,536 shares and 5,116,496 shares at December 31, 2019 and December 31, 2018, respectively	(587,766)	(571,978)
Total equity	915,207	834,525
Total liabilities and equity	$1,885,290	$1,707,859

NuVasive, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2019	2018
Operating activities:
Consolidated net income	$65,234	$12,479
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	135,593	129,765
Purchase of in-process research and development	—	8,913
Deferred income taxes	5,844	(11,396)
Amortization of non-cash interest	21,288	20,123
Stock-based compensation	30,297	25,673
Net loss on strategic investments	4,767	4,421
Reserves on current assets	18,382	14,834
Other non-cash adjustments	5,650	22,186
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(16,407)	4,562
Inventory	(54,872)	(38,646)
Prepaid expenses and other current assets	(4,622)	(1,280)
Accounts payable and accrued liabilities	(3,253)	22,035
Contingent consideration liabilities	(626)	(300)
Accrued payroll and related expenses	24,256	2,595
Litigation liability	(45)	1,165
Income taxes	3,804	2,054
Net cash provided by operating activities	235,290	219,183
Investing activities:
Acquisitions and investments	(4,100)	(55,266)
Proceeds from other investments	—	3,584
Purchases of intangible assets	(7,501)	(7,682)
Purchases of property and equipment	(122,883)	(101,921)
Net cash used in investing activities	(134,484)	(161,285)
Financing activities:
Proceeds from the issuance of common stock	6,415	8,127
Payment of contingent consideration	(809)	(19,450)
Purchase of treasury stock	(14,478)	(2,928)
Repurchases of convertible notes	—	—
Proceeds from revolving line of credit	—	100,000
Repayments on revolving line of credit	—	(100,000)
Other financing activities	2,228	(327)
Net cash used in financing activities	(6,644)	(14,578)
Effect of exchange rate changes on cash	131	(1,283)
Increase (decrease) in cash, cash equivalents and restricted cash	94,293	42,037
Cash, cash equivalents and restricted cash at beginning of period	120,235	78,198
Cash, cash equivalents and restricted cash at end of period	$214,528	$120,235

###

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Jessica Tieszen

NuVasive, Inc.

858-736-0364

media@nuvasive.com